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                          INDEPENDENCE BANCORP, INC.
              Series A 9% Cumulative Convertible Preferred Stock

                          STANDBY PURCHASE AGREEMENT

                                                           [__________, 1996]

JANNEY MONTGOMERY SCOTT INC.
1801 Market Street
Philadelphia, PA   19103-1675

Dear Sirs:

         Independence Bancorp, Inc., a New Jersey corporation (the "Company") proposes to call for redemption at 5:00 p.m., Philadelphia time on [__________], 1996 (the "Redemption Date"), [__________] shares of its outstanding Series A 9% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), at a redemption price of $[__________], plus accumulated and unpaid dividends thereon from [__________], 1995, to the Redemption Date in the amount of $[__________] per share, for a total redemption price of per share (the "Redemption Price"), and will cause requisite notice of such redemption to be given. Each share of the Series A Preferred Stock is convertible into one share of the Company's Common Stock, $1.667 par value (the "Common Stock"). In addition, each share of the Series A Preferred Stock called for redemption entitles the holder to purchase, upon exercise thereof, one fully paid and nonassessable share of Common Stock for $9.60 per share (the "Common Stock Purchase Right"). The right to convert the Series A Preferred Stock into Common Stock and to exercise the attached Common Stock Purchase Right will terminate at 5:00 p.m., Philadelphia time on the Redemption Date.

         The Company wishes to obtain an agreement pursuant to which the Purchaser agrees to purchase from the Company (i) that number of shares of Common Stock which, in the aggregate would have been issuable upon conversion of the Series A Preferred Stock called for redemption which either have been surrendered for redemption or have not been surrendered for conversion prior to 5:00 p.m., Philadelphia time on the Redemption Date (the "Conversion Shares"), and (ii) that number of shares of Common Stock which, in the aggregate, would have been issuable upon exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, have not been exercised and which expire on the Redemption Date (the "CSPR Shares," and collectively with the Conversion Shares, the "Purchased Shares").

         The Purchaser may also acquire Series A Preferred Stock in the open market or otherwise prior to the Redemption Date. Pursuant to this Agreement, the Purchaser agrees to convert into Common Stock all Series A Preferred Stock so purchased (and exercise all related Common Stock Purchase Rights) and all other Series A Preferred Stock (and all related Common Stock Purchase Rights) it may beneficially own.

         Shares of Common Stock issued to the Purchaser upon conversion of the Series A Preferred Stock so acquired by the Purchaser are herein called the "Additional Shares" (the Additional Shares and collectively with the Purchased Shares, the "Shares").



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         Prior to or after the Redemption Date, the Purchaser may offer to the public shares of Common Stock, including shares acquired through the purchase and conversion of the Series A Preferred Stock (and the exercise of the related Common Stock Purchase Rights) at prices set from time to time by the Purchaser. Each such price when set will not exceed the greater of the last sale or current asked price of the Common Stock as reported in the NASDAQ National Market plus the amount of any concession to dealers, and an offering price on any calendar day will not be increased more than once during such day. The Purchaser may also make sales to securities dealers at prices which represent concessions from the prices at which such shares are then being offered to the public. The amount of such concessions is to be determined from time to time by the Purchaser. Any Common Stock so offered is offered subject to prior sale, when as and if received by the Purchaser and subject to its right to reject orders in whole or in part.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. Representations, Warranties and Agreements of the Company. The Company represents, warrants to, and agrees with the Purchaser that:

                  (a) A registration statement on Form S-3 relating to the issuance of Common Stock upon (i) conversion of the Series A Preferred Stock,
(ii) exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, and (iii) any resale of the Common Stock acquired by the Purchaser as contemplated hereby has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement have been delivered by the Company to the Purchaser. Prior to the filing of such registration statement with the Commission, the Company has not offered to sell any of the Common Stock issuable either upon conversion (except upon conversion of such Series A Preferred Stock, or any of the Conversion Shares), or the exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption (except upon exercise of such Common Stock Purchase Rights, or any of the CSPR Shares). As used in this Agreement, unless the context otherwise requires, "Registration Statement" means that registration statement (together with all documents incorporated therein by reference) at the time when it becomes effective under the Act; and "Prospectus" means the prospectus (together with all documents incorporated therein by reference) included in the Registration Statement with any changes contained in any prospectus filed with the Commission by the Company with the consent of the Purchaser pursuant to Rule 424(b) of the Rules and Regulations.



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                  (b) The Registration Statement, any post-effective amendment thereof, the Prospectus and the Prospectus as amended or supplemented, including any document filed by the Company hereafter pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of any Common Stock acquired by the Purchaser hereunder ("Incorporated Document"), will contain all statements that are required by the Act and the Rules and Regulations; and the Registration Statement, any post-effective amendment thereof, the Prospectus and the Prospectus as amended or supplemented (including any Incorporated Documents) will comply in all material respects with the requirements of the Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any amendments thereof or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for inclusion therein.

                  (c) The authorized capital stock of the Company as of [_________], 1996, is as set forth under the caption "Description of Securities" in the Prospectus. All of the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable and are duly listed on the NASDAQ National Market. All of the Purchased Shares and the shares of Common Stock issuable upon (i) conversion of the Series A Preferred Stock, and (ii) exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption will, when issued, be validly authorized, issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and will be listed on the NASDAQ National Market. The capital stock of the Company, including the Shares, conforms to the description thereof contained or incorporated by reference in the Prospectus. Except as contemplated by this Agreement or as disclosed in or contemplated by the Prospectus or incorporated by reference in the Registration Statement, neither the Company nor any subsidiary of the Company has outstanding any preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, the Common Stock other than pursuant to the Company's certificate of incorporation, charter, bylaws or other governing documents, and neither the filing of the Registration Statement nor the offering or sale of the Shares, as contemplated by this Agreement, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock or other securities of the Company. Except as contemplated by this Agreement or as disclosed in or contemplated by the Prospectus or incorporated by reference in the Registration Statement, neither the Company nor any subsidiary of the Company has outstanding any option, warrant, convertible security, or other right permitting or requiring it to issue, or convert any obligation into, or exchange any obligation for, shares of capital stock, nor has the Company or any such subsidiary agreed to issue or sell any shares of capital stock or any such option, warrant, convertible security or other right.

                  (d) On and after the date hereof and prior to 5:00 p.m., Philadelphia time on the Delivery Date (as hereinafter defined), there will be no change in the outstanding capital stock of the Company and the Company will not issue or sell or enter into any agreement (other than this Agreement), arrangement or understanding of any kind, or take any action, for the issuance or sale of any capital stock of the Company or warrants or options for the purchase of capital stock of the Company or securities convertible into capital stock of the Company without the prior approval of the Purchaser, except for (i) the issuance of the Purchased Shares, (ii) the issuance of Common Stock upon conversion of the Series A Preferred Stock, (iii) the issuance of Common Stock upon the exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, and (iv) the issuance of Common Stock or options pursuant to any existing


                                                        -3-

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employee stock option, stock purchase or restricted stock plans.

                  (e) As of the close of business on [_________], 1996, there were outstanding 776,875 shares of the Series A Preferred Stock. The redemption of one-half of the Company's Series A Preferred Stock, on a pro rata basis, on the Redemption Date at the Redemption Price has been duly authorized by the Company and is in accordance with the terms of the Series A Preferred Stock and the certificate of designation creating the Series A Preferred Stock (the "Certificate of Designation").

                  (f) Each share of Series A Preferred Stock called for redemption is convertible, until the close of business on the Redemption Date, into one share of the Company's Common Stock by surrender of certificates representing shares of Series A Preferred Stock for conversion to The First National Bank of Boston (the "Transfer Agent"') prior to 5:00 p.m., Philadelphia time on the Redemption Date. The holder of each share of Series A Preferred Stock called for redemption may purchase, upon exercise thereof, one fully paid and nonassessable share of the Common Stock for $9.60 per share by surrender of certificates representing shares of Series A Preferred Stock together with a check made payable to "Independence Bancorp" for the exercise price to the Transfer Agent prior to 5:00 p.m., Philadelphia time on the Redemption Date. The right to convert the Series A Preferred Stock into Common Stock and to exercise the Common Stock Purchase Right attached thereto shall expire at 5:00 p.m., Philadelphia time on the Redemption Date.

                  (g) Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued an order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus, the Registration Statement or any amendment thereof or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares; and none of such authorities has instituted or threatened to institute any proceedings with respect to such an order.

                  (h) Arthur Andersen, LLP, whose report appears in the Registration Statement and the Prospectus, are independent public or certified accountants with regard to the Company as required by the Act and the Rules and Regulations.

                  (i) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in or adverse development which materially adversely affects the business, properties, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Prospectus.

                  (j) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation, charter, bylaws or other governing documents, or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.


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                  (k) The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby and by the Notice of Redemption, including the call for redemption of one-half of the Series A Preferred Stock on a pro rata basis, the redemption thereof, the issuance and delivery of shares of Common Stock either upon conversion of the Series A Preferred Stock or the exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, and the issuance, sale and delivery of the Purchased Shares pursuant to this Agreement, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require, except for such consents as have been obtained and are currently in effect, consent under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of such companies or their respective properties or assets may be bound or violate or conflict with any judgment, decree, order, statute, rule or regulation or any court or any public, government or regulatory agency or body have jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which conflicts, breaches, defaults, violations or liens would, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (ii) violate or conflict with any provision of the certificate of incorporation, charter, bylaws, or other governing documents of the Company or any of its subsidiaries. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including the call for redemption of one-half of the Series A Preferred Stock on a pro-rata basis, the redemption thereof, the issuance and delivery of shares of Common Stock either upon conversion of the Series A Preferred Stock or the exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, and the issuance, sale and delivery of the Purchased Shares pursuant to this Agreement, except the registration under the Act of the Shares, the consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the acquisition and distribution of the Shares by the Purchaser.

                  (l) The Company and its subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of the jurisdiction of its respective incorporation; is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in the United States in which its ownership or lease of property or the conduct of its businesses requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole); and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

                  (m) The financial statements and schedules, including the related notes, of the Company and its subsidiaries, included or incorporated by reference in the Registration Statement or any Prospectus present fairly, and the financial statements included in any Incorporated Document will present fairly, the financial condition and results of operations of the entities purported to be shown thereby at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein.

                                    = -5-

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                  (n) There is no litigation or governmental proceeding
pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, which might, if adversely determined, materially adversely affect the purchase and sale of the Purchased Shares or which might result in any material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement or the Prospectus.

                  (o) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or which were required to be filed as exhibits to any document incorporated by reference in the Registration Statement which have not been so filed.

                  (p) The documents incorporated by reference in the Registration Statement and the Prospectus have been, and each Incorporated Document will be, prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and such documents have been, or in the case of an Incorporated Document will be, timely filed as required thereby. Accurate copies of each of the documents incorporated by reference in the Registration Statement and the Prospectus have been delivered by the Company to the Purchaser.

                  (q) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to cause or result in, or which has constituted or which would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

                  (r) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not paid or declared any dividends or other distributions with respect to its capital stock (other than regular quarterly cash dividends); and (ii) there has not been any change in the capital stock (other than (A) the sale of Purchased Shares pursuant to this Agreement, (B) the redemption of Series A Preferred Stock and the issuance of shares of Common Stock upon (1) conversion or the Series A Preferred Stock; or (2) the exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, and (C) the issuance of shares of Common Stock upon exercise of warrants disclosed in the Registration Statement as being outstanding, and (D) the issuance of shares of Common Stock upon exercise of options under the Company's stock option plans described in the Registration Statement.

                  (s) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws.

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                  (t) The Company and its subsidiaries have all necessary
consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits or and from all public, regulatory or governmental agencies and bodies, material to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The conduct of the business of the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition, business or results of operation of the Company and its subsidiaries taken as a whole.

                  (u) The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns to be filed and have paid all taxes as shown as due thereon except for taxes being contested in good faith, and the Company has no knowledge of any material tax deficiency which has been asserted against the Company or any subsidiary which could materially and adversely affect the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         2. Purchase, Sale and Delivery. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Purchaser agree as follows:

                  (a) The Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Delivery Date hereinafter referred to, the Purchased Shares for a price per share to be negotiated at that time in good faith by Purchaser and the Company based on prevailing market conditions at the time of sale, less an 8% discount. As soon as practicable after the close of business on the Redemption Date (but in no event later than [_________] a.m., Philadelphia time, on the first business day following the Redemption Date), the Company will give the Purchaser written notice or telegraphic notice of the number of shares of Series A Preferred Stock duly surrendered for redemption or not duly surrendered for conversion, and the number of shares of Common Stock which, in the aggregate, would have been issuable upon exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, have not been exercised and which expire on the Redemption Date. At [________] a.m., Philadelphia time, on [_________], 1996 (such date and time being referred to herein as the "Delivery Date"), the Purchaser will pay to the Company the aggregate purchase price for the Purchased Shares being purchased by the Purchaser by certified or official bank check or checks payable in New York Clearing House funds, and the Company simultaneously will deliver to the Purchaser the certificates representing the Purchased Shares being purchased by it (in definitive form and registered in such names and denominations as the Purchaser shall request by written notice to the Company not less than two full business days prior to the Delivery Date). For purposes of expediting the checking and packaging of the certificates to be so delivered, the Company shall make such certificates available for inspection by the Purchaser in Philadelphia, Pennsylvania, not later than 2:00 p.m., Philadelphia time, on the business day prior to the Delivery Date.

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                  (b) It is understood that the Purchaser intends to sell the
Purchased Shares at the negotiated price described in Section 2(a) above, plus the 8% discount. Nothing contained herein shall limit the right of the Purchaser, in its discretion, to determine the price or prices at which, or the time or times when, any such share shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

                  (c) The Company understands that from the date hereof until 5:00 p.m., Philadelphia time on [__________], 1996, the Purchaser may (but shall not be obligated to) purchase shares of Series A Preferred Stock in the open market or otherwise, in such amounts and at such times and prices as they may deem advisable and may resell or convert any shares of Series A Preferred Stock so purchased by them. The Purchaser agrees to present for conversion and to convert on the Redemption Date any shares of Series A Preferred Stock held by it on such date. Such Additional Shares may be sold by the Purchasers at prices prevailing from time to time in the open market.

          3. Commitment Fee. As compensation to the Purchaser for their commitment under this Agreement, the Company will pay to the Purchaser on the Delivery Date an aggregate amount equal to the sum of $75,000 (the "Standby Fee") plus any out-of-pocket expenses in connection therewith up to a maximum of $25,000. Such amount shall be paid by certified or official bank check or checks payable in New York Clearing House funds.

         4. Covenants of the Company.

                  (a) The Company covenants and agrees:

                            (i) To furnish promptly to the Purchaser and to
counsel for the Purchaser a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                            (ii) To deliver promptly to the Purchaser such
number of conformed copies of the Registration Statement as originally filed and each amendment thereto and such number of the Prospectus and each amended or supplemented Prospectus, and any documents incorporated by reference in any of the foregoing, as the Purchaser may reasonably request;

                            (iii) To file with the Commission any amendment of
the Registration Statement or any supplement to the Prospectus as the Purchaser may request for the purpose of describing the Purchaser's plan of distribution for the Common Stock acquired by it hereunder or that may, in the judgment of the Company or the Purchaser, be required by the Act or requested by the Commission (including the staff thereof); and to file in a timely manner with the Commission any document required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus;

                            (iv) Prior to filing with the Commission any
amendment of the Registration Statement or supplement to the Prospectus, or to filing any Prospectus pursuant to Rule 424 of the Rules and Regulations, or to filing any document incorporated by reference in any of the foregoing, to furnish copies thereof to the Purchaser and counsel for the Purchaser and to obtain the consent of the Purchaser to the filing;

                            (v) To advise the Purchaser promptly (a) when the
Registration Statement and any post-effective amendment thereto becomes effective, (b) of any request or proposed request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus or any additional information, (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or, to the Company's knowledge, threat of any proceeding for that purpose, (d) of receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock issuable upon conversion of the Series A Preferred Stock or the exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, or of the Purchased Shares for sale in any jurisdiction or the initiation or, to the Company's knowledge, threat of any proceeding for that purpose, and (e) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

                            (vi) If the Company is aware that the Commission
is contemplating the issuance of any stop order suspending the effectiveness of the Registration Statement, to use every reasonable effort to prevent the issuance of such stop order, and if the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

                            (vii) As soon as practicable after the effective
date of the Registration Statement, to make generally available to its security holders and to deliver to the Purchaser an earning statement, conforming with the requirements of Section 11(a) of the Act, covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which the Company will satisfy by complying with Rule 158 under the Act and by making timely filings under the Exchange Act;

                            (viii) For a period of five years from the
effective date of the Registration Statement, to furnish to the Purchaser copies of all public reports and all information, documents, reports and financial statements furnished by the Company to stockholders or the commission pursuant to the Exchange Act or any rule or regulation of the commission thereunder;

                            (ix) To endeavor to qualify the Common Stock
issuable upon conversion of the Series A Preferred Stock, exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, and the Purchased Shares for offer and sale under the securities laws of such jurisdictions in the United States as the Purchaser may reasonably request;

                            (x) To mail or cause to be mailed not later than
5:00 p.m., Philadelphia time on the first business day after the date of this Agreement a notice of redemption of all the outstanding Series A Preferred Stock (the "Notice of Redemption") by first class mail to the registered holders of such Series A Preferred Stock, together with a copy of the Prospectus and a letter of transmittal, the delivery of which Notice of Redemption and the redemption of the Series A Preferred Stock thereby shall conform to all the requirements of the Certificate of Designation;

                            (xi) To pay (a) the costs incident to the
preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto, the Prospectus and any amendments or supplements to the Prospectus and the several documents required to be furnished to the Purchaser pursuant to this Agreement, (b) the costs incident to the preparation, printing, filing and distribution of the Notice of Redemption and such other documents as may be distributed in connection with the transactions contemplated by this Agreement, to the Purchaser and the holders of the Series A Preferred Stock, (c) the fees and disbursements of counsel to the Purchaser up to the amount of $25,000, (d) the fees and expenses (including fees and disbursements of counsel to the Purchaser in connection therewith) of qualifying the Common Stock issuable upon conversion of the Series A Preferred Stock and the Conversion Shares under the securities laws of the several jurisdictions and of preparing and printing "Blue Sky" memoranda, (e) the fees and expenses of listing the Common Stock issuable upon
(i) conversion of the Series A Preferred Stock, and (ii) exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, and the Purchased Shares on the NASDAQ National Market, (f) all costs incident to the authorization, issuance, sale and delivery of the Purchased Shares and all transfer taxes which may be required to be paid by the Purchaser in connection with any conversion of the Series A Preferred Stock or exercise of the Common Stock Purchase Rights attached thereto, and consummation of the transactions contemplated by this Agreement, other than transfer taxes payable on the resale of Common Stock by the Purchaser, (g) all costs and expenses in connection with the redemption of the Series A Preferred Stock, (h) the fees of the National Association of Securities Dealers, Inc., and (i) all other costs and expenses (including fees and disbursements of counsel) incident to the performance of the obligations of the Company under this Agreement;

                            (xii) To direct the Transfer Agent to advise
Janney Montgomery Scott Inc. ("JMS") prior to the close of business on each business day through the Redemption Date of the aggregate number of shares of Series A Preferred Stock surrendered for redemption, conversion into Common Stock, or the exercise of the Common Stock Purchase Rights attached to shares of Series A Preferred Stock which have been called for redemption on the preceding business day and on a cumulative basis and otherwise to cooperate with the Purchaser to facilitate conversion of any shares of Series A Preferred Stock (and the exercise of the related Common Stock Purchase Rights) which shall be delivered to the Transfer Agent on or prior to the Redemption Date.

                            (xiii) To take no action, prior to 5:00 p.m.,
Philadelphia time on the Redemption Date, the effect of which would be to require an adjustment in the conversion ratio of the Series A Preferred Stock or exercise price of the attached Common Stock Purchase Right from the present indication set forth above;

                            (xiv) Not to withdraw or apply for withdrawal of
the Registration Statement prior to such time as the Purchaser shall have advised the Company that the offering and sale of the Common Stock by the Purchaser contemplated by this Agreement shall have been completed; and

                            (xv) During the 180 days following the effective
date of the Registration Statement, except with the Purchaser's prior written consent and except for (i) the issuance of the Purchased Shares, (ii) the issuance of Common Stock upon conversion of the Series A Preferred Stock or the exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption, and (iii) the issuance of Common Stock or options pursuant to any existing employee stock option, restricted stock or stock purchase plans, the Company will not offer for sale, sell or otherwise dispose of, or file a registration statement under the Act covering, any shares of its Common Stock, or sell or grant options, or warrants with respect to, or securities convertible into, any shares of its Common Stock.

         5. Condition of Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Registration Statement shall have become effective not later than 6:00 p.m., Philadelphia time, on the date of this Agreement, or at such later date and time as shall be consented to in writing by the Purchaser; at or before the Delivery Date, no stop order suspending such effectiveness, nor any order directed to any document incorporated, or deemed to be incorporated, by reference in the Registration Statement and the Prospectus, shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge by the Commission by appropriate proceedings shall have been made to the accuracy or adequacy of any document incorporated, or deemed to be incorporated, by reference in the Registration Statement and the Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Incorporated Document without the consent of the Purchaser.

                  (b) On or prior to the Delivery Date, the form and validity of the Shares, the legality and sufficiency of the corporate proceedings and matters relating to the incorporation of the Company and other matters incident to the redemption of one-half of the Series A Preferred Stock, on a pro rata basis, and the issuance of the Shares, the form of the Registration Statement and the Prospectus and of any amendment thereof or supplement thereto filed prior to the Delivery Date (other than financial statements and schedules and other financial or statistical data included therein), the authorization, execution, and delivery of this Agreement and the description of the Shares contained in the Prospectus shall have been reasonably approved by the Purchaser based on the opinion of Saul, Ewing, Remick & Saul, counsel for the Purchaser. In connection with such opinion, the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters. In addition, in giving such opinion, such counsel may rely as to matters of law, other than the law of the United States and the States of Delaware, New Jersey and Pennsylvania, upon an opinion or opinions of local counsel, who may be counsel for the Company, which states that the Purchaser is entitled to rely thereon, provided that any such opinion or opinions are delivered to the Purchaser and that Saul, Ewing, Remick & Saul shall state that they have no reason to believe that such opinions arc not correct.

                  (c) No Purchaser shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Purchaser, may be material or omits to state a fact which, in the opinion of such counsel, may be material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) Since the respective dates as of which information is given in the Prospectus there has not been any material change in the capital stock of the Company or any material adverse change in the indebtedness for money borrowed of the Company or any material adverse change in, or any development that materially adversely affects, the business, properties, financial condition or results of operations of the Company.

                  (e) Blank Rome Comisky & McCauley, counsel to the Company, shall have furnished to the Purchaser its opinion (addressed to the Purchaser), dated the date of the effectiveness of the Registration Statement, to the effect that:

                            (i) Each of the Company and each of its
subsidiaries (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (B) is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole), and (C) has all corporate power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Registration Statement;

                            (ii) All of the outstanding shares of capital
stock have been duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are duly listed on the NASDAQ National Market. All of the Purchased Shares and the shares of Common Stock issuable upon (A) conversion of the Series A Preferred Stock, and (B) exercise of the Common Stock Purchase Rights attached to the shares of Series A Preferred Stock which have been called for redemption will, when issued, be validly authorized, issued and outstanding, fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and will be listed on the NASDAQ National Market;

                            (iii) The certificates evidencing the Purchased
Shares to be sold hereunder and the shares issued upon conversion of the Series A Preferred Stock (and the related Common Stock Purchase Rights) are in due and proper form under New Jersey law. All corporate action required to be taken for the authorization, issue, sale and delivery of the Purchased Shares, and for the call for redemption of one-half of the Series A Preferred Stock, on a pro-rata basis, and the redemption thereof, have been validly and sufficiently taken. The notices and procedures used by the Company to effect the redemption of one-half of the Series A Preferred Stock comply with the terms of the Series A Preferred Stock and the Certificate of Designation;

                            (iv) There are no preemptive or other rights to
subscribe for or to purchase, and no restrictions upon the voting or transfer of, the Purchased Shares pursuant to the Company's corporate charter and by-laws or any agreement or other instrument to which the Company it a party; and neither the filing of the Registration Statement nor the offering or sale of the Purchased Shares gives rise to any rights for or relating to the registration of any shares of capital stock of the Company or any subsidiary of the Company;

                            (v) The Common Stock conforms as to legal matters
to the statements concerning the Common Stock of the Company contained or incorporated by reference in the Prospectus, and the authorized and outstanding shares of capital stock of the Company are as set forth in the Prospectus;

                            (vi) Such counsel has no reason to believe that
either the Registration Statement or the Prospectus (including any document incorporated, or deemed to be incorporated by reference, in the Prospectus) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                            (vii) There is no litigation or any governmental
proceeding pending or, to the best of such counsels knowledge, threatened against the Company or any of its subsidiaries which would adversely affect the subject matter of this Agreement or is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein;

                            (viii) There are no contracts or other documents
which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules or regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document or 'incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations under the Exchange Act, as the case may be;

                            (ix) Neither the Company nor any of its
subsidiaries is in violation of its corporate charter or bylaws, or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole;

                            (x) This Agreement has been duly authorized,
executed and delivered by the Company and constitutes a valid and binding agreement of the Company; neither the execution, delivery and performance of this Agreement by the Company, the call for redemption of the Series A Preferred Stock nor the redemption of the Series A Preferred Stock as contemplated hereby will conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument to which the Company or any subsidiary is a party or by which it or they may be bound, or result in a violation of the corporate charter or bylaws of the company or any of its subsidiaries or any order, rule or regulation known to such counsel of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company, the call for redemption of the Series A Preferred Stock nor the redemption of the Series A Preferred Stock as contemplated hereby except such as may be required by the Act, the Exchange Act, or state securities laws;

                            (xi) Since the end of its last fiscal year, the
Company has filed all documents and amendments to previously filed documents required to be filed by it pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                            (xii) The Registration Statement is effective
under the Act, no stop order suspending its effectiveness has been issued, and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                            (xiii) To the best of such counsel's knowledge, no
order of the Commission directed to any document incorporated or deemed to be incorporated in the Prospectus has been issued and no challenge by the Commission has been made to the accuracy or adequacy of any such document;

                            (xiv) The Registration Statement and the
Prospectus, when filed with the Commission, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations and the documents 'incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

                            (xv) The statements made in the Prospectus under
the caption "Description of Securities" insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by Form S-3; and

                            (xvi) Subject only to the mailing of the Notice of
Redemption, in accordance with the requirements of the Certificate of Designation, one-half of the Series A Preferred Stock have been duly called for redemption, on a pro-rata basis, on the Redemption Date; and the right to convert the Series A Preferred Stock into Common Stock and to exercise the Common Stock Purchase Right attached thereto shall expire at 5:00 p.m., Philadelphia time on the Redemption Date.

In giving the opinions in subparagraph 5(e), counsel may rely as to matters of law, other than the law of the United States and the States of Delaware, New Jersey and Pennsylvania, upon an opinion or opinions of local counsel, who may be counsel for the Company, which states that the Purchaser is entitled to rely thereon, provided that any such opinion or opinions are delivered to the Purchaser and that Blank, Rome, Comisky & McCauley shall state that they have no reason to believe that such opinions are not correct.

                  (f) Arthur Andersen, LLP shall have delivered a letter addressed to the Purchaser in form and substance satisfactory to the Purchaser in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) dated as of the effective date of the Registration Statement:

                            (i) confirming that they are independent public
accountants within the meaning of the Act and the Rules and Regulations and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

                            (ii) stating that, in their opinion, the
consolidated financial statements of the Company audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                            (iii) stating that, on the basis of specified
procedures, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Board of Directors of the Company and audit and compensation committees of such Board, if any, and inquiries to certain officers and other employees of the Company who are or were responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements and related schedules of the Company included in the Registration Statement, if any (1) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or (2) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited consolidated financial statements and related schedules included in the Registration Statement; or (B) at a specified date, not more than five business days prior to the date of such letter, there was any change in the capital stock or consolidated long-term debt of the Company or any decrease in consolidated interest earning assets, total assets or stockholders' equity as compared with the amounts shown in the December 31, 1995 balance sheet of the Company included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement and Prospectus, or if there was any change or decrease, setting forth the amount of such change or decrease.

                            (iv) stating that they have compared specific
dollar amounts, numbers of shares and other information (including pro forma information) pertaining to the Company set forth in the Registration Statement and Prospectus that have been specified by the Purchaser prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting or other records of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement;

                  (g) On the Delivery Date, Blank Rome Comisky & McCauley, counsel to the Company, shall have furnished to the Purchaser its opinion addressed to the Purchaser and dated the Delivery Date, to the effect that the Purchased Shares delivered to the Purchaser have been duly authorized and issued and are fully paid and non-assessable and otherwise confirming as of such date his opinion furnished pursuant to subparagraph (e) above.

                  (h) On the Delivery Date, the Company shall have furnished to the Purchaser a certificate addressed to the Purchaser, dated the Delivery Date and executed by any two of the following: (i) the Chairman of the Board;
(ii) the President; or (iii) any Executive Vice President of the Company stating that:

                            (A) The representations and warranties of the
Company set forth in Paragraph 1 are true and correct as of the Delivery Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Delivery;

                            (B) The Commission has not issued any order
preventing or suspending the use of the Prospectus or any amendment thereof, no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                            (C) Each of the respective signers of the
certificate has carefully examined the Registration Statement and the Prospectus and that, in his opinion and to the best of his knowledge, (1) as of the effective date of the Registration Statement, the statements made in the Registration Statement and the Prospectus are true and correct, and neither the Registration Statement nor the Prospectus omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (2) since the effective date of the Registration Statement no event has occurred which should have been set forth in an amendment of or supplement to the Prospectus which has not been so set forth in such amendment or supplement; and

                            (D) Since the initial date on which the
Registration Statement was filed, no agreement, written or oral, transaction nor event has occurred which should have been disclosed in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed.

                  (i) The Company shall have furnished to the Purchaser on the Delivery Date a letter of Arthur Andersen, LLP, addressed to the Purchaser and dated such Delivery Date, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Purchaser pursuant to Section 5(f) above and confirming in all material respects the conclusions and findings set forth in such prior letter.

                  (j) The Company shall have paid to the Purchaser on the Delivery Date the Standby Fee and reimbursed the Purchaser's out-of-pocket expenses, all as provided for in Paragraph 3.

         All opinions and other documents deliverable hereunder shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchaser. All statements in any certificate, letter or other document delivered pursuant hereto by or on behalf of the Company and executed by an officer of the Company shall be deemed to constitute representations and warranties of the

Company. The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and other documents as the Purchaser shall reasonably request.

         If any conditions specified in this Paragraph 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Delivery Date, by the Purchaser. Any such cancellation shall be without liability of the Purchaser to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

          6.      Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Purchaser or any such controlling person may become subject, under the Act, the Exchange Act, or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Incorporated Document, the Notice of Redemption or the Registration Statement or Prospectus as amended or supplemented, or arises out of, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly shall reimburse each Purchaser and each such controlling person for any legal and other expenses reasonably incurred by that Purchaser or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Purchaser or any controlling person of any Purchaser.

                  (b) The Purchaser shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Purchaser by or on behalf of the Purchaser specifically for inclusion therein; and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or by any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Purchaser may otherwise have to the Company or any of its directors, officers or controlling persons.

                  (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 6, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall relieve it from any liability under this Paragraph 6 as to the particular item for which indemnification is being sought, but not from any liability that it may have to an indemnified party otherwise than under this Paragraph 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; Provided, however, that the Purchaser shall have the right to employ counsel to represent the Purchaser and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Purchaser against the Company under this Paragraph 6 if, in the reasonable judgment of the Purchaser, either because there may be legal defenses available to the indemnified parties which are different from or additional to those available to the Company, there may exist a conflict of interest which would make it inappropriate for the same counsel to represent both the Company and the indemnified parties or for some other reason, it is advisable for the Purchaser and its controlling persons to be represented by separate counsel, and in that event the fees and expenses of one such separate counsel shall be paid by the Company. No indemnifying party shall be liable for any settlement effected without its consent of any claim or action.

                  (d) If the indemnification provided for in this Paragraph 6 shall for any reason be unavailable to an indemnified party under Paragraph 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Purchased Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Purchased Shares (before deducting expenses) received by the Company bear to the total compensation (after deducting therefrom losses, if any, incurred in reselling the Conversion Shares) received by the Purchaser with respect to such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this Paragraph 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 6(d) shall be deemed to include, for purposes of this Paragraph 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 6(d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the compensation (after deducting therefrom losses, if any, incurred in reselling the Conversion Shares) received by the Purchaser pursuant to Paragraph 4 hereof exceeds the amount of any damages that the Purchaser shall be required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent representation.

                  (e) The Purchaser confirms that the statements with respect to the public offering of the Purchased Shares set forth on the cover page of, and under the caption "Standby and Other Arrangements" in, the Prospectus are correct and the Company and the Purchaser agree that such statements constitute the only information furnished in writing to the Company by or on behalf of the Purchaser for inclusion in the Registration Statement or the Prospectus.

         The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 11 of the Act other than the Company, its directors and officers, and the Purchaser and the persons controlling the Company or the Purchaser.

         Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof within a reasonable time thereafter, but the omission so to notify the contributing party will not relieve the contributing party from any liability it may have to any party other than for contribution. Any notice given pursuant to any other paragraph of this Section 6 shall be deemed to be like notice hereunder. In case any such action, suit or proceeding is brought against any party, and such person so notifies a contribution party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

                  (f) The indemnity agreements contained in this Paragraph 6 and the representations, warranties and agreements of the Company in Paragraphs 1 and 4 hereof shall survive the completion of the transactions contemplated hereby and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         7. Open Market Transactions.

                  (a) Until 5:00 p.m., Philadelphia time on the Redemption Date, the Purchaser may (but shall be under no obligation to) purchase Series A Preferred Stock in the open market in such amounts and at such prices as the Purchaser may deem advisable. Purchaser agrees to convert into Common Stock all Series A Preferred Stock so purchased (and exercise all related Common Stock Purchase Rights).

                  (b) It is understood that prior to or after the Redemption Date, the Purchaser may offer to the public shares of Common Stock, including shares acquired through the purchase and conversion of the Series A Preferred Stock (and the exercise of the related Common Stock Purchase Rights) at prices set from time to time by the Purchaser. Each such price when set will not exceed the greater of the last sale or current asked price of the Common Stock as reported in the NASDAQ National Market plus the amount of any concession to dealers, and an offering price on any calendar day will not be increased more than once during such day.

         8. Sales to Securities Dealers. The Purchaser may (but shall be under no obligation to) make sales of Common Stock acquired through the purchase and conversion of the Series A Preferred Stock (and the exercise of the related Common Stock Purchase Rights) to securities dealers at prices which represent concessions from the prices at which such shares are then being offered to the public. The amount of such concessions is to be determined from time to time by the Purchaser. Any Common Stock so offered is offered subject to prior sale, when, as and if received by the Purchaser and subject to its right to reject orders in whole or in part.

         9. Surrender of Series A Preferred Stock. The Purchaser agrees that any Series A Preferred Stock beneficially owned by it on the Redemption Date (in addition to any Series A Preferred Stock purchased as contemplated by Paragraph 7 hereof) will be surrendered for conversion into Common Stock.

         10. Soliciting Conversions. The Purchaser may, but shall not be obligated, to assist the Company in soliciting conversions of Series A Preferred Stock (and the exercise of the related Common Stock Purchase Rights) into Common Stock by the holders thereof.

         11. Notices. Except as otherwise provided in this Agreement:

                  (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by facsimile or telex addressed to the Company at 1100 Lake Street, Ramsey, NJ 07446, Attention: Kevin J. Killian.

                  (b) whenever notice is required by the provisions of this Agreement to be given to the Purchaser, such notice shall be in writing or by facsimile or telex addressed to the Purchaser c/o Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, PA 19103-1675,
Attention: Mr. Michael J. Mufson.

         12. Effective Date and Termination.

                  (a) This Agreement shall become effective upon the mailing of the Notice of Redemption to the holders of the Series A Preferred Stock. Until such time, the Company, by notice to the Purchaser, or the Purchaser, by notice to the Company may prevent this Agreement from becoming effective; provided, however, that the provisions of this Paragraph 12 and of Paragraphs 4 and 6 hereof shall at all times be effective and the giving of such notice shall not affect any obligations of the Company or the Purchaser thereunder.

                  (b) Prior to the delivery of and payment for the Purchased Shares, this Agreement may be terminated by the Purchaser, by giving notice to the Company, if (i) a general banking moratorium shall have been declared by federal or state authorities, (ii) the United States is or becomes engaged in hostilities that result in the declaration of a national emergency on or after the date hereof, (iii) the Company or any subsidiary shall have sustained a loss or damage by fire, flood, accident or other calamity which is material to the property, business or condition (financial or other) of the Company and the subsidiaries considered as a whole, the Company or any subsidiary shall have become a party or subject to litigation material to the Company and the subsidiary considered as a whole, or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change or development in the general affairs, condition (financial or other), business, key personnel, capitalization, properties, results of operations, net worth or business prospects of the Company and the subsidiaries considered as a whole, whether or not arising in the ordinary course of business, which loss, damage or change, in the judgment of the Purchaser shall render it inadvisable to proceed with the delivery of the Purchased Shares, whether or not such loss shall have been insured, or (iv) trading in securities generally on the NYSE or the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been establishment on such exchange or market by the Commission or by such exchange.

                  (c) If notice shall have been given by the Company pursuant to subsection (a) of this Paragraph 12 hereof preventing this Agreement from becoming effective, or if the Company shall fail to tender the Purchased Shares for delivery to the Purchaser for any reason permitted under this Agreement or if the Purchaser shall decline to purchase the Purchased Shares for any reason permitted under this Agreement, the Company shall reimburse the Purchaser for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Purchased Shares, and upon demand the Company shall pay the full amount thereof to the Purchaser. In any event, the Company shall pay its own expenses in accordance with subsection (xi) of Paragraph 4(a).

                  (d) Any notice referred to in this Paragraph 12 may be given at the addresses specified in Paragraph 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Purchaser within the meaning of the Act, and (b) the indemnity agreement of the Purchaser contained in Paragraph 6 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person who controls the Company within the meaning of the Act. Nothing in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding two sentences any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. Survival of Indemnities, Contribution, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Purchaser contained in Section 6 hereof, the representations, warranties and covenants of the Company contained herein and the representations and warranties of the Purchaser contained herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Purchaser or the Company or any of their respective directors or officers, or any controlling person referred to in said Section 6, and shall survive the delivery of, and payment for, the Purchased Shares.

         15. Certain Definitions. For purposes of this Agreement:

                  (a) "business day" means any day on which the New York Stock Exchange is open for trading;

                  (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations; and

                  (c) any representation, warranty or opinion as to the accuracy and completeness of any document included as an exhibit to the Registration Statement shall be understood to refer to the authenticity and completeness of the copy of such document included as such exhibit and not to the contents of such document (and an opinion, certificate or other document delivered pursuant to this Agreement may so state).

         16. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

         If the foregoing correctly sets forth the agreement between the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        INDEPENDENCE BANCORP, INC.


                                        By:
                                            ---------------------------------




Accepted:

JANNEY MONTGOMERY SCOTT INC.


By:
   -------------------------------